UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

Brooklyn ImmunoTherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10355 Science Center Drive, Suite 150 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on July 27, 2022 (the “Original 8-K”). The purpose of this Amendment is to update the disclosure under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Original 8-K to provide the effective date of Dr. Kevin D’Amour’s resignation as Chief Scientific Officer of the Company.  As previously reported, at the time of the Original 8-K, Dr. D’Amour had delivered his notice of resignation, but his date of resignation had not yet been determined.  This Amendment additionally includes a description and a copy of the separation agreement entered into by the Company and Dr. D’Amour on August 26, 2022.  No other changes are being made to the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, Dr. Kevin D’Amour, Chief Scientific Officer of Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), delivered his notice of resignation. Dr. D’Amour’s resignation became effective on August 26, 2022.

In connection with Dr. D’Amour’s resignation, on August 26, 2022, the Company entered into a Separation Agreement and General Release with Dr. D’Amour (the “Separation Agreement”), pursuant to which Dr. D’Amour resigned from his positions as Chief Scientific Officer and as an officer, director and employee of the Company and all subsidiaries as of August 26, 2022. In consideration for Dr. D’Amour’s execution of the Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Dr. D’Amour will be entitled to the following benefits under the Separation Agreement:

●
payment of Dr. D’Amour’s annual base salary for a period of nine (9) months after the expiration of the applicable revocation period (the “Separation Period”), for a total gross amount equal to $311,250;

●	payment of Dr. D’Amour’s premiums for continued health benefits provided under COBRA for the Separation Period; and
●
the vested portions of all Dr. D’Amour’s outstanding options, representing 57,296 shares of the Company’s common stock,  shall be eligible to be exercised for a period of ninety (90) days following the separation date, and all unvested options, restricted stock units and performance stock units were immediately forfeited as of the separation date.

Under the Separation Agreement, Dr. D’Amour has agreed to cooperate with and assist the Company regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the Separation Agreement includes a general release of claims by Dr. D’Amour in favor of the Company and certain related persons and parties, and customary confidentiality provisions. The Separation Agreement also includes certain other customary representations, warranties and covenants of Dr. D’Amour, and provides for reimbursement of certain expenses incurred by Dr D’Amour. The Separation Agreement supersedes all other agreements or arrangements between Dr. D’Amour and the Company regarding the subject matter of the agreement, including those with respect to severance payments and benefits.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Amendment and is incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1**	Separation Agreement and General Release, dated August 24, 2022, by and between Brooklyn ImmunoTherapeutics, Inc. and Kevin D’Amour.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

** Management contract or compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brooklyn ImmunoTherapeutics, Inc.

Dated: September 1, 2022	By:	/s/ Andrew Jackson
Chief Financial Officer